UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 17, 2008
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Bonus Determinations for Executive Officers. On June 17, 2008, the Compensation Committee of the Board of Directors of 3Com Corporation approved bonus payments for the second half of fiscal 2008 for 3Com’s named executive officers and current CEO and CFO. Each officer’s earned bonus amount is consistent with the criteria set forth in a previously-disclosed bonus plan or employment agreement, except the Committee exercised discretion to increase awards to TippingPoint executives James Hamilton (President) and Marc Willebeek-LeMair (Chief Technology Officer), who will each receive a bonus of $56,875.
Executive Officer Bonus Criteria for the First Half of Fiscal Year 2009. On June 17, 2008, the Committee approved the following methodology to determine executive officer cash bonuses for the first half of fiscal 2009:
•	The Committee set the following financial goals, each of which can be met individually and independent of attainment of other metrics (the weighting of each metric based on a 100% target bonus opportunity is in parens):
o	For Messrs. Robert Y. L. Mao, Jay Zager,Neal D. Goldman and Dr. Shusheng Zheng (noting that Dr. Zheng’s bonus under these criteria is only 50% of his opportunity, the other 50% being tied to previously-determined CY08 H3C annual goals): specified financial goals for:
▪	consolidated revenue (33-1/3%)

▪	consolidated non-GAAP operating profit (33-1/3%) and

▪	consolidated cash from operations (33-1/3%).
o	For Messrs. Hamilton and Willebeek-LeMair: specified financial goals for:
▪	TippingPoint division revenue (50%) and

▪	TippingPoint division non-GAAP operating profit (50%).
o	For each financial metric, the bonus potential ranges from 50%-200% of the target amounts previously disclosed for each executive, based on the degree of attainment of the specified financial metrics. For each metric described above, the Committee set goals for bonus at three levels:
▪	“threshold” (the achievement of which will result in a bonus opportunity amount of 50% of target bonus amounts);

▪	“target” (the achievement of which will result in a bonus opportunity amount of 100% of target bonus amounts); and

▪	“maximum” (the achievement of which will result in a bonus opportunity amount of 200% of target bonus amounts).
o	In addition, the actual bonus opportunity amount will be based on a sliding scale for achievement attained in between specified levels, although for any single metric no amount will count towards the bonus opportunity unless, at a minimum, the “threshold” achievement level is attained for that metric.
No Change to Current Compensation. On June 17, 2008, the Committee determined not to change the salary or target bonus percentage for any 3Com executive officers.
H3C Long Term Incentive Plan. On June 17, 2008, the Committee approved a long-term cash incentive plan designed to retain, motivate and incent eligible H3C employees. Dr. Zheng—Executive Vice President, Chief Operating Officer, H3C—and a current 3Com “named executive officer,” is eligible to participate in the H3C LTI. The plan will be funded by 10% of H3C’s earnings before interest and taxes, or EBIT, for its 2008 calendar year and earned as of the end of that year. Amounts from that pool will be distributed to plan participants and are payable over a two-year period following the 2008 calendar year, with 50% payable in 2009 and 50% payable in 2010, subject to continued employment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: June 23, 2008	By:	/s/ Eileen Nelson
Eileen Nelson
Senior Vice President, Human Relations